Exhibit 32

Simpson Manufacturing Co., Inc. and Subsidiaries
Section 1350 Certifications

The undersigned, Karen Colonias and Brian J. Magstadt, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), hereby certify that the annual report of the Company on Form 10-K for the year ended December 31, 2018, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	February 27, 2019	By /s/Karen Colonias
Karen Colonias
Chief Executive Officer

By /s/Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to Simpson Manufacturing Co., Inc. and will be retained by Simpson Manufacturing Co., Inc. and furnished to the Securities and Exchange Commission or its staff on request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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